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                                Exhibit 10.37

                            FIRST AMENDMENT TO LEASE


                  This FIRST AMENDMENT TO LEASE dated as of March ___,1998 (this "Amendment"), between RCPI TRUST, a Delaware business trust having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and MOVADO RETAIL GROUP, INC., a New Jersey corporation having an office at 125 Chubb Avenue, Lyndhurst, New Jersey 07071 ("Tenant").

                              W I T N E S S E T H:

                  WHEREAS, Landlord's predecessor-in-interest, Rockefeller Center Properties, and Tenant's predecessor-in-interest, Swissam Inc., entered into that certain Lease, dated August 10, 1994 (the "Original Lease"), covering Shop '638' on the Street Floor and Shop 'X' on the Mezzanine Floor, of the building located at 630 Fifth Avenue, New York, New York (the "Original Premises"), all as more particularly described in the Original Lease; and

                  WHEREAS, Movado Group, Inc., formerly known as North American Watch Corporation ("Guarantor"), executed a certain Guaranty, dated August 10, 1994, whereby Guarantor guaranteed all of Tenant's obligations under the Lease; and

                  WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of certain space on the Street Floor and the Subbasement Floor of the building located at 610 Fifth Avenue, New York, New York (the "Building") in substitution of the Original Premises and
(ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the "Lease").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                  1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

                  2. Lease of Substitute Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (i) a portion of the Street Floor of the Building, designated as Space '9', and being more particularly shown on Exhibit A-1 attached hereto (the "Shop Premises") and (ii) a portion of the Subbasement Floor of the Building, designated as Space 'E', and being more particularly shown on Exhibit A-2 attached hereto (the "Storage Premises"; the Shop Premises and the Storage Premises collectively, the "Substitute Premises"), for a term commencing on the date of execution and delivery of this Amendment by Landlord and Tenant (the "Substitute Premises Commencement Date") and ending on the day preceding the 10 year anniversary of the Substitute Premises Commencement Date (the "Expiration Date"), or such earlier date
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upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.


                  (b) Landlord shall deliver possession of the Substitute Premises to Tenant on the Substitute Premises Commencement Date. Landlord shall not be liable for failure to deliver possession of the Substitute Premises to Tenant on any specified date, and except as expressly provided in Paragraph 4, such failure shall not impair the validity of this Amendment. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.


                  (c) Effective as of the Substitute Premises Commencement Date, Tenant shall lease the Substitute Premises upon all of the terms and conditions of the Original Lease, except as follows:

                                    (i) The fixed rent payable under the Lease
         with respect to the Substitute Premises shall be an amount equal to (x) $265,000.00 per annum ($22,083.33 per month) for the period commencing on September 1, 1998 (the "Substitute Premises Rent Commencement Date") and ending on the day preceding the 5 year anniversary of the Substitute Premises Commencement Date, both dates inclusive, and (y) $304,750.00 per annum ($25,395.83 per month) for the period commencing on the 5 year anniversary of the Substitute Premises Commencement Date and ending on the Expiration Date, both dates inclusive. Notwithstanding the foregoing, the Substitute Premises Rent Commencement Date shall be extended by one day for each day that Landlord fails to deliver the Substitute Premises to Tenant after the Substitute Premises Commencement Date.

                                    (ii) The Shop Premises shall be deemed to
         consist of 1,017 rentable square feet and the Storage Premises shall be deemed to consist of 530 rentable square feet for all purposes of the Lease.

                                    (iii) Tenant shall pay all additional rent
         payable pursuant to Article Twenty-Four of the Original Lease with respect to the Substitute Premises, except that with respect to the Substitute Premises, (v) the clause "120% of" in Section 24.1 of the Original Lease shall be deemed to be deleted in both places that it appears, (w) the clause "120% of" in the first sentence of Section 24.2(b) of the Original Lease shall be deemed to be deleted in both places that it appears, (x) the term "Base Real Estate Taxes" shall mean the R.E. Tax Share of the Real Estate Taxes for the calendar year commencing on January 1, 1998 and ending on December 31, 1998 (i.e., the second half of the Tax Year commencing on July 1, 1997 and ending on June 30, 1998 and the first half of the Tax Year commencing on July 1, 1998 and ending on June 30, 1999), (y) the term "Base COM" shall mean the O.E. Share of the Cost of Operation and
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         Maintenance for the Computation Year commencing on January 1, 1998 and ending on December 31, 1998, and (z) the term "Tenant's Area" shall mean 1,017 rentable square feet.


                                    (iv) (x) Landlord shall pay to Tenant,
         toward payment of the cost of all work to be performed by or on behalf of Tenant in connection with Tenant's initial occupancy of the Substitute Premises (the "Substitute Premises Initial Installations"), an amount not to exceed $421,038.00 ("Landlord's Contribution"), provided that as of the date on which Landlord is required to make payment pursuant to this Section 2(b)(iv): (i) the Lease is in full force and effect, and (ii) Tenant is not in default under the Lease beyond any applicable notice and cure period. Tenant shall pay all costs of the Substitute Premises Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Substitute Premises Initial Installations and materials delivered to the Substitute Premises in connection with the Substitute Premises Initial Installations, except that Tenant may apply up to 10% of Landlord's Contribution to pay "soft costs" incurred in connection with the Substitute Premises Initial Installations, which shall be limited to the actual architectural, consulting, permit, expediter and engineering fees incurred by Tenant in connection therewith. Tenant shall not be entitled to receive any portion of Landlord's Contribution not actually expended or payable by Tenant in the performance of the Substitute Premises Initial Installations, nor shall Tenant have any right to apply any unexpended portion of Landlord's Contribution as a credit against fixed rent, additional rent or any other obligation of Tenant under the Lease.


                           (y) Landlord shall make progress payments of
         Landlord's Contribution to Tenant on a monthly basis, for the work performed during the previous month, less a retainage of 10% of each progress payment (the "Retainage"). Each of Landlord's progress payments will be limited to an amount equal to the aggregate amounts (reduced by the Retainage) theretofore paid or then payable by Tenant (as certified by the chief financial officer of Tenant and by Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and material suppliers which have not been the subject of a previous disbursement from Landlord's Contribution, multiplied by a fraction, the numerator of which is the amount of Landlord's Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the
         Substitute Premises Initial Installations, then Landlord's reasonable estimate thereof) for the performance of all of the Substitute Premises Initial Installations shown on all plans and specifications approved by Landlord, provided that in no event shall such fraction be greater than one. Such progress payments shall be made within 30 days following the delivery to Landlord of requisitions therefor, signed by a financial officer of Tenant, which requisitions shall set forth the names of each contractor, subcontractor and material supplier to whom
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         payment is due, and the amount thereof, and shall be accompanied by (1)
         with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (2) a written certification from Tenant's architect that the work for which the requisition is being made has been completed in accordance with the plans and specifications approved by Landlord, and (3) such other documents and information as Landlord may reasonably request. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of a requisition therefor, accompanied by all documentation required under clauses (1),
         (2) and (3) above, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Substitute Premises Initial Installations by all governmental authorities having jurisdiction thereover, (B) final "as-built" plans and specifications for the Substitute Premises Initial Installations, and (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Substitute Premises Initial
         Installations. Notwithstanding anything to the contrary set forth in this clause (y), if Tenant fails to pay when due any sums due and payable to any of Tenant's contractors, subcontractors or material suppliers, Landlord shall have the right, but not the obligation, to pay to such contractor, subcontractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within 10 Business Days after Landlord delivers to Tenant an invoice therefor. The right to receive Landlord's Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other
         Person. "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York, the Federal Government or the labor unions servicing the Building as legal holidays. "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any governmental authority.

                                    (v) Landlord shall respond to any request
         for approval of Tenant's plans and specifications for the Substitute Premises Initial Installations ("Tenant's Plans") within 3 Business Days after receipt by Landlord. Provided that Tenant's request for approval of Tenant's Plans shall be accompanied by a notice with the following statement set forth in bold capital letters: "IF LANDLORD FAILS TO RESPOND TO TENANT'S PLANS WITHIN 3 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, TENANT SHALL BE ENTITLED TO A THREE DAY ABATEMENT OF FIXED RENT UNDER THE LEASE", if Landlord fails to respond to such request within 3 Business Days after receipt by Landlord, Tenant's fixed rent shall be abated in an amount equal to 3 days' fixed rent on a per diem basis for each day that Landlord fails to respond to Tenant's Plans after such 3rd Business Day.
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                                    (vi) Tenant has inspected the Substitute
         Premises and agrees (y) to accept possession of the Substitute Premises in the "as is" condition existing on the Substitute Premises Commencement Date, (y) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Substitute Premises or the Building except as expressly set forth herein, and (z) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Substitute Premises or the Building to prepare the same for Tenant's occupancy. Tenant's occupancy of any part of the Substitute Premises shall be conclusive evidence, as against Tenant, that (A) Tenant has accepted possession of the Substitute Premises in its then current condition and (B) the Substitute Premises and the Building are in a good and satisfactory condition as required by this Amendment.

                                    (vii) The provisions of Article Thirty-Four
         of the Original Lease shall be applicable with respect to the Substitute Premises, except that with respect to the Substitute Premises, (A) the clause "the Work Area" in Section 34.1 of the Original Lease shall be deemed to refer to the Substitute Premises, (B) the third and fourth sentences of Section 34.1 of the Original Lease shall be deemed to be deleted, (C) the phrase ", including, without limitation, hydraulic calculations," in the fifth sentence of Section
         34.1 of the Original Lease shall be deemed to be deleted, (D) the phrase "within fifteen (15) business days" in the first sentence of
         Section 34.2 of the Original Lease shall be deemed to be deleted and the following inserted in place thereof "as specified in Paragraph 2(c)(v) of the First Amendment to Lease", (E) the phrase "the term commencement date" in the second sentence of Section 34.3 of the Original Lease shall be deemed to be deleted and the following inserted in place thereof "the Substitute Premises Commencement Date (as defined in the First Amendment to Lease)", (F) the last sentence of Section
         34.3 of the Original Lease shall be deemed to be deleted, and (G) the amount "$200,000" in the first sentence of Section 34.5 of the Original Lease shall be deemed to be deleted and the following inserted in place thereof "$421,038".

                                    (viii) Landlord shall provide electricity to
         the Shop Premises on a submetered basis in accordance with the provisions of Article Five of the Original Lease. Landlord shall install a meter or meters, at Landlord's expense, to measure Tenant's consumption of electricity in the Shop Premises, which meter shall be maintained by Landlord at Tenant's expense. For any period during which such meter or meters are not installed or are not operational in the Shop Premises, the monthly fixed rent shall be increased by an amount equal to the product of (A) $.2083, subject to adjustment for any increases in electric rates or taxes, and (B) the number of rentable square feet in the Shop Premises. Landlord shall make customary arrangements to furnish electric current to the Storage Premises in amounts sufficient for normal lighting by overhead incandescent fixtures. Tenant shall ensure that all such lighting fixtures are turned off whenever Tenant's personnel are not in the Storage Premises.
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                                    (ix) Landlord shall provide heating,
         ventilation and air-conditioning service to the Shop Premises in accordance with the provisions of Article Twenty of the Original Lease except that such heating, ventilation and air-conditioning service shall be provided in accordance with the standards set forth in Exhibit B attached hereto during Business Hours on Business Days. Landlord shall not be responsible if the normal operation of the Building system providing heating, ventilation and air-conditioning to the Shop Premises (the "HVAC System") shall fail to provide cooled or heated air, as the case may be, by reason of (x) any machinery or equipment installed by or on behalf of Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be, or (y) any rearrangement of partitioning or other alterations made or performed by or on behalf of Tenant. Notwithstanding anything to the contrary contained in the Lease, any overtime HVAC usage by Tenant will be billed at the rate charged to Tenant pursuant to the Original Lease prior to June 1, 1997.

                                    (x) Landlord shall make customary
         arrangements to furnish electric current to the Storage Premises in amounts sufficient for normal lighting by overhead fixtures. Tenant shall ensure that all such lighting fixtures are turned off whenever Tenant's personnel are not in the Storage Premises. Replacement of bulbs within the Storage Premises shall be Tenant's responsibility. Notwithstanding anything to the contrary provided in the Lease, Landlord shall not be responsible for furnishing any other services or utilities to the Storage Premises, except for freight elevator serving the Premises upon Tenant's prior request, on a non-exclusive "first come, first served" basis with other Building tenants, on all Business Days from 8:00 a.m. to 12:00 noon, and from 1:00 p.m. to 5:00 p.m.

                                    (xi) Except as provided in this Amendment,
         all references in the Original Lease to the "Premises" shall be deemed to refer to the Substitute Premises, all references to the "Building" shall be deemed to refer to the Building as defined in this Amendment, and all references to July 31, 2004 or the expiration date shall be deemed to refer to the Substitute Premises Expiration Date for all purposes of the Lease.

                                    (xii) The following provisions of the
         Original Lease are not applicable to the leasing of the Shop Premises:
         Article Twenty-Seven, Article Thirty-Five and Article Thirty-Six.

                                    (xiii) The following provisions of the
         Original Lease are not applicable to the leasing of the Storage
         Premises: Section 5.1, Section 5.4, Section 20.1, Article Twenty-Seven, Article Thirty-Five and Article Thirty-Six.

                  3. Adjoining Tenants. Landlord agrees that it shall lease the stores adjoining the Shop Premises to first-class tenants in a manner consistent with leasing
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efforts for available space in the Center facing Fifth Avenue. Notwithstanding the foregoing, Tenant shall have no approval rights with respect to such adjoining tenants. Tenant's sole remedy with respect to Landlord's breach of this covenant shall be a suit for actual damages.

                  4. Surrender of Original Premises. (a) Provided that Landlord shall have delivered Tenant possession of the Substitute Premises, then upon the earliest of (x) the opening of the Substitute Premises for the conduct of Tenant's business, (y) the Substitute Premises Rent Commencement Date and (z) such date which is earlier than the dates provided in the preceding clauses (x) or (y) as Tenant may in its discretion elect (such earliest date, the "Surrender Date"), Tenant shall vacate the Original Premises and deliver vacant possession thereof to Landlord, time being of the essence. Tenant shall not be responsible for removing any Fixtures from the Original Premises, other then safes and vaults. Any Fixtures or personal property of Tenant remaining in the Original Premises after the Surrender Date shall be deemed abandoned by Tenant and Landlord may take possession thereof and dispose of same in any manner Landlord determines without accountability therefor to Tenant. Tenant acknowledges that effective upon the close of the Surrender Date, the Lease with respect to the Original Premises only shall have terminated and expired, Tenant shall have abandoned and surrendered any claim of possession to the Original Premises to Landlord, and Landlord shall be entitled to lease the Original Premises to any person or entity, or take any other action with respect thereto, free from any claim of Tenant or any person or entity claiming through Tenant. Effective as of the Surrender Date, the term "Premises" as used in the Lease shall no longer include the Original Premises and Tenant shall have no further obligations under the Lease with respect to the Original Premises (except any obligations which shall have accrued on of before the Surrender Date).

                  (b) Tenant represents and warrants that it has not assigned, pledged or encumbered the Lease or sublet the Original Premises or done or suffered any other action as a result of which the Lease or the Original Premises might be subject to any lien or encumbrance. Tenant warrants that the foregoing covenants and representations will be true and correct as of the Surrender Date, Tenant has and will have good right to surrender the Original Premises on or before the Surrender Date, and delivery of possession of the Original Premises will be made to Landlord on or before the Surrender Date free and clear of all liens and encumbrances of any kind whatsoever.

                  (c) If Tenant shall fail to surrender the Original Premises to Landlord in accordance with the provisions of this Paragraph 3, then Tenant shall be deemed to be a holdover and be subject to all of Landlord's rights and remedies available to it as landlord under the Lease or otherwise, at law or in equity.

                  (d) Provided that (i) the Lease is in full force and effect,
(ii) Tenant is not in material default under the Lease beyond any applicable notice and cure period, and (iii) Tenant has vacated the Original Premises in accordance with the terms of the
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Lease and this Amendment and delivered vacant possession thereof to Landlord,
Landlord shall pay to Tenant an amount equal to $1,200,000.00 by wire transfer according to Tenant's instructions, within 10 Business Days after Tenant has satisfied the conditions of this subsection (d) and has provided appropriate wire transfer instructions to Landlord.

                  (e) Following the submission by Tenant to Landlord of written certification that Tenant has completed its relocation from the Original Premises to the Substitute Premises and receipt of invoices therefor, Landlord shall reimburse Tenant for costs incurred by Tenant in connection with such relocation in an amount up to $5,000.00.

                  4. Security Deposit. Landlord and Tenant acknowledge that Landlord is currently holding a letter of credit in the amount of $178,900.00 as the security deposit under the Original Lease (the "Security Deposit"), and provided that the Security Deposit shall not be drawn upon by Landlord prior to the Substitute Premises Commencement Date in accordance with the terms of the Original Lease, Landlord shall continue to hold $100,000.00 of the Security Deposit as security under the Lease pursuant to the provisions of Article Twenty-Six of the Original Lease as of the Substitute Premises Commencement Date.

                  5. Signage. Notwithstanding anything to the contrary contained in Section 30.2 (f) of the Original Lease, Tenant shall have the right to construct and display a sign as shown on the drawing attached hereto as Exhibit C.

                  6. Substitute Premises Renewal Term. (a) The Tenant named herein (i.e., Movado Retail Group, Inc.) shall have the right to renew the term of the Lease for the Substitute Premises for a single renewal term (the "Substitute Premises Renewal Term") of 5 years by written notice (the "Substitute Premises Renewal Notice") delivered to Landlord not less than 12 months prior to the Substitute Premises Expiration Date, time being of the essence; provided, however, that (i) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease beyond any applicable notice or cure period, either on the date the Substitute Premises Renewal Notice is given or on the Substitute Premises Renewal Term Commencement Date (as hereinafter defined), and (ii) the Tenant named herein (i.e., Movado Retail Group, Inc.) shall not have assigned the Lease (except to a Related Entity) and the Tenant named herein (i.e., Movado Retail Group, Inc.) and/or any Related Entity shall be in occupancy of the entire Substitute Premises on the date the Substitute Premises Renewal Notice is given and on the Substitute Premises Renewal Term Commencement Date. Upon the giving of the Substitute Premises Renewal Notice, the Lease shall be deemed renewed for the Substitute Premises Renewal Term with the same force and effect as if the Substitute Premises Renewal Term had originally been included in the term of the Lease. The Substitute Premises Renewal Term shall commence on the day after the Substitute Premises Expiration Date (the "Substitute Premises Renewal Term Commencement Date") and shall terminate on the day immediately preceding the 5 year anniversary of the Substitute Premises Renewal Term Commencement Date. For
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purposes hereof, a "Related Entity" shall mean any Person which Controls, is
Controlled by, or is under common Control with the original Tenant named herein and "Control" shall mean (i) (a) the ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any Person which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interests in such Person, or (ii) in the case of any such Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

                  (b) All of the terms, covenants and conditions of the Lease shall continue in full force and effect during the Substitute Premises Renewal Term, except that (i) the fixed rent for the Substitute Premises Renewal Term shall be an amount equal to 90% of the Substitute Premises Fair Market Value (as hereinafter defined), (ii) Tenant shall have no further right to renew the term of the Lease, (iii) the term "Base Real Estate Taxes" shall mean the R.E. Tax Share of the Real Estate Taxes for the fiscal year commencing on the July 1st prior to the Substitute Premises Renewal Term Commencement Date and ending on the June 30th following the Substitute Premises Renewal Term Commencement Date, and (iv) the term "Base COM" shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year commencing on the January 1st prior to the Substitute Premises Renewal Term Commencement Date and ending on the December 31st following the Substitute Premises Renewal Term Commencement Date.

                  (c) "Substitute Premises Fair Market Value" shall be the fair market annual rental value of the Substitute Premises on the Substitute Premises Renewal Term Commencement Date for a term equal to the Substitute Premises Renewal Term, as reasonably determined by Landlord based on comparable space in the Center, including all of Landlord's services provided for in the Lease and with (a) the Substitute Premises considered as vacant and in the "as is" condition existing on the Substitute Premises Renewal Term Commencement Date and
(b) the term "Base Real Estate Taxes" shall mean the R.E. Tax Share of the Real Estate Taxes for the Tax Year commencing on the July 1st prior to the Substitute Premises Commencement Date and ending on the June 30th following the Substitute Premises Renewal Term Commencement Date and the term "Base COM" shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year commencing on the January 1st prior to the Substitute Premises Commencement Date and ending on the December 31st following the Substitute Premises Renewal Term Commencement Date. Within 60 days prior to the Substitute Premises Renewal Term Commencement Date, Landlord shall deliver to Tenant Landlord's determination of the Substitute Premises Fair Market Value.

                  (d) If Tenant shall dispute Landlord's determination of the Substitute Premises Fair Market Value, Tenant shall give notice to Landlord of such dispute within 10 Business Days after the delivery of Landlord's determination to Tenant, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules.
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The arbitrator shall be impartial and shall have not less than 10 years'
experience in the County of New York related to the leasing of commercial retail space in buildings comparable to the Building, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 30 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Substitute Premises Fair Market Value, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of the Substitute Premises Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Substitute Premises Fair Market Value. The arbitrator shall have no power or authority to select any Substitute Premises Fair Market Value other than the Substitute Premises Fair Market Value submitted by Landlord or Tenant or to modify any provisions of the Lease, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. Prior to the determination of the arbitrator, Tenant shall pay fixed rent based on Landlord's determination of the Substitute Premises Fair Market Value, submitted to Tenant pursuant to Paragraph 6(c), and following the arbitrator's final determination, the amount of any overpayment or underpayment shall be adjusted between the parties.

                  (e) Landlord and Tenant, at either party's request, shall promptly execute and deliver an appropriate agreement evidencing the extension of the term of the Lease for the Substitute Premises Renewal Term and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions of this Paragraph 6 effective.


                  7. Modifications. Effective as of the date hereof, the Original Lease is amended as follows:


                  (a) Section 1.3 of the Original Lease is deleted in its entirety and the following inserted in place thereof:

                  "The Premises may be used for the following, but no other purposes, namely: (i) with respect to the Shop Premises, the retail sale and service of goods, to include watches, jewelry, personal accessories and other items manufactured by or for distribution and sale by Tenant named herein or any of its Affiliates, sold under the brand name Movado or under any trademark owned or licensed to the Tenant named herein or any of its Affiliates or produced under or for its or their labels, other items typically sold in stores operated by the Tenant named herein or its Affiliates and general support offices and service and (ii) with respect to the Storage Premises, storage in connection with Tenant's business in the Shop Premises; provided, however, the foregoing clause (i) shall not apply to an

                  Assignee of Tenant which satisfies the conditions set forth in
                  Article 38 of the Lease and in addition, whose use of the Premises shall be a first-class lawful retail use acceptable to Landlord."

                  (b) Article Three of the Original Lease is amended by adding the following provision after Section 3.5:

                  "3.6. Neither Tenant nor any Tenant Party shall (a) conduct or permit to be conducted any Broadcast activities or video production activities from any area of the Center, (b) install or display any signs, symbols or logos within the Center which are commonly identified with any Broadcast or cable network or any Broadcast or video production activities or (c) use or permit the use of Protected Zone Images in any Broadcast. "Broadcast" means the transmission of video programming, including news footage clips, by any means, including over-the-air television broadcasting, cable television distribution and the like, and including successor distribution technologies which are comparable to the foregoing (but "Broadcast" shall not be deemed to include teleconferencing, private video telephone communications or other similar means of video transmission which are not intended for public distribution). "Protected Zone Images" means visual images of the area (or any portion thereof) consisting of the Plaza, the Plaza Street, the Channel Gardens, the Center skating rink and areas adjacent thereto as shown on the diagram of the Protected Zone attached to the First Amendment to Lease as Exhibit D."

                  (c) Section 6.1 of the Original Lease is amended by adding the following provision after subsection (k) thereof:

                  "(l) TENANT IS HEREBY NOTIFIED THAT THE PREMISES ARE SUBJECT TO THE JURISDICTION OF THE LANDMARKS PRESERVATION COMMISSION. IN ACCORDANCE WITH SECTIONS 25-305, 25-306, 25-309 AND 25-310 OF THE ADMINISTRATIVE CODE OF THE CITY OF NEW YORK AND THE RULES SET FORTH IN TITLE 63 OF THE RULES OF THE CITY OF NEW YORK, ANY DEMOLITION, CONSTRUCTION, RECONSTRUCTION, ALTERATION OR MINOR WORK AS DESCRIBED IN SUCH SECTIONS AND SUCH RULES MAY NOT BE COMMENCED WITHIN OR AT THE PREMISES WITHOUT THE PRIOR WRITTEN APPROVAL OF THE LANDMARKS PRESERVATION COMMISSION. TENANT IS NOTIFIED THAT SUCH DEMOLITION, CONSTRUCTION, RECONSTRUCTION, ALTERATION OR MINOR WORK INCLUDES, BUT IS NOT LIMITED TO, (a) WORK TO THE EXTERIOR OF THE PREMISES INVOLVING WINDOWS, SIGNS, AWNINGS, FLAGPOLES, BANNERS AND STOREFRONT ALTERATIONS AND (b) INTERIOR WORK TO THE PREMISES THAT (i) REQUIRES A PERMIT FROM THE DEPARTMENT OF BUILDINGS OR (ii) CHANGES, DESTROYS OR AFFECTS AN INTERIOR ARCHITECTURAL FEATURE OF

                  AN INTERIOR LANDMARK OR AN EXTERIOR ARCHITECTURAL FEATURE OF AN IMPROVEMENT THAT IS A LANDMARK OR LOCATED ON A LANDMARK SITE OR IN A HISTORIC DISTRICT."

                  (d) Article Fourteen of the Original Lease is modified by (i) deleting Landlord's address set forth therein and replacing such address with the following addresses:

         "RCPI Trust, c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, Attention: Property Manager - 610 Fifth Avenue, with copies to (1) Office of the Center, 45 Rockefeller Plaza, New York, New York 10111, Attention: General Counsel, (2) Office of the Center, 45 Rockefeller Plaza, New York, New York 10111, Attention:
         Controller, and (3) Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, Attention: General Counsel"; and

         (ii) deleting Tenant's address set forth therein and replacing such address with the following addresses:

         "Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071,
         Attention: President, with a copy to, Attention: Senior Vice President Administration and with a copy to, Attention: General Counsel".

                  (e) Article Twenty-Five of the Original Lease is amended by adding the following provision after Section 25.13 thereof:

                  "25.14. Unless Landlord shall render notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's agent ("Landlord's Agent") in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for Landlord in accordance with Article Fourteen. Tenant acknowledges that Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Center."

                  (f) Article Thirty-Seven of the Original Lease is deleted in its entirety.

                  8. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. ("Broker") and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph 8 shall survive the expiration or earlier termination of the term of the Lease.

                  9. Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant's knowledge, there are no defaults existing under the Lease; (c) to the best of Tenant's knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

                  10. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

                           (b) This Amendment contains the entire agreement of
the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

                           (c) This Amendment may be executed in duplicate
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

                           (d) This Amendment shall not be binding upon Landlord
or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

                           (e) This Amendment shall be binding upon and inure to
the benefit of Landlord and Tenant and their successors and permitted assigns.

                           (f) This Amendment shall be governed by the laws of
the State of New York without giving effect to conflict of laws principles thereof.

                           (g) The captions, headings, and titles in this
Amendment are solely for convenience of reference and shall not affect its interpretation.

                  11. Reaffirmation of Guaranty. By execution of this Amendment, Guarantor hereby confirms that its obligations under the Guaranty are hereby ratified and shall remain and continue in full force and effect with respect to the Lease.


                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                  LANDLORD:

                                  RCPI TRUST
                                  By: Tishman Speyer Properties, L.P., its Agent


                                  By: _______________________________
                                           Geoffrey P. Wharton



                                  TENANT:

                                  MOVADO RETAIL GROUP, INC.


                                  By: _______________________________
                                      Name:
                                      Title:

GUARANTOR AGREES TO BE BOUND BY
THE PROVISIONS OF PARAGRAPH 11 OF
THIS FIRST AMENDMENT TO LEASE:

MOVADO GROUP, INC.


By: _______________________________
    Name:
    Title:

                                   EXHIBIT A-1

                   SUBSTITUTE PREMISES STREET LEVEL FLOOR PLAN


The floor plan which follows is intended solely to identify the general location of Space '9', located on the Street Floor of the Building and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                   EXHIBIT A-2

                   SUBSTITUTE PREMISES SUBBASEMENT FLOOR PLAN

The floor plan which follows is intended solely to identify the general location of Space 'E' located on the Subbasement Floor of the Building, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                    EXHIBIT B

            HEATING, VENTILATION AND AIR CONDITIONING SPECIFICATIONS

The HVAC System shall be capable of providing these minimum requirements in accordance with the following conditions: with lighting and power demands not exceeding 4.0 watts per usable square foot and an occupancy of not more than one person per 150 usable square feet and an outside air quantity of 0.20 cfm per usable square foot or 20 cfm per person:

During summer months:               Indoor temperature of 76 degrees Fahrenheit
                                    (plus or minus 2 degrees Fahrenheit) dry bulb when outdoor conditions are 89 degrees
                                    Fahrenheit dry bulb and 73 degrees
                                    Fahrenheit wet bulb.

During winter months:               Indoor temperature of 72 degrees Fahrenheit
                                    dry bulb when outdoor conditions are 15
                                    degrees Fahrenheit dry bulb.

                                    EXHIBIT C

                                SIGNAGE DRAWINGS



                                  SEE ATTACHED.

                                    EXHIBIT D


                                 PROTECTED ZONE